                                                                    EXHIBIT 11.1

                        COMPUTATION OF PER SHARE EARNINGS
                      (in thousands, except per share data)


                                                                                                         Six Months
                                                              Year Ended December 31,                  Ended June 30,
                                                        1997           1998           1999           1999           2000
                                                     ----------     ----------     ----------     ----------     ----------
                                                                                                         (Unaudited)
                                                                                                  -------------------------
Basic:
    Average shares outstanding .................         27,720         28,629         25,728         25,048         27,958
    Net income (loss) ..........................     $    1,787     $    1,734     $    8,938     $    2,620     $  (15,537)
                                                     ----------     ----------     ----------     ----------     ----------
    Earnings (loss) per share - basic ..........     $      .06     $      .06     $      .35     $      .10     $     (.56)
                                                     ==========     ==========     ==========     ==========     ==========
Diluted:
    Average shares outstanding .................         27,720         28,629         25,728         25,048         27,958
    Net effect of dilutive stock options,
        based on the treasury stock method .....             --             --             --             --             --
                                                     ----------     ----------     ----------     ----------     ----------
    Total ......................................         27,720         28,629         25,728         25,048         27,958
    Net income (loss) ..........................     $    1,788     $    1,734     $    8,938     $    2,620     $  (15,537)
                                                     ----------     ----------     ----------     ----------     ----------
    Earnings (loss) per share - diluted ........     $      .06     $      .06     $      .35     $      .10     $     (.56)
                                                     ==========     ==========     ==========     ==========     ==========